UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2025

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2025, the Company appointed Merdad Parsey, M.D., Ph.D, as a member of the Board of Directors (the “Board”) of Ardelyx, Inc., a Delaware corporation (the “Company”), effective immediately, to serve as a Class I director until the Company’s 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Following Dr. Parsey’s appointment, the Class I directors will consist of William Bertrand, Jr., Esq., Onaiza Cadoret-Manier and Dr. Parsey.
Dr. Parsey was also appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board effective June 18, 2025. Following Dr. Parsey’s appointment, the Nominating and Corporate Governance Committee will consist of William Bertrand, Jr., Esq., as chairman, Onaiza Cadoret-Manier and Dr. Parsey.
The Board has determined that Dr. Parsey is independent as defined in Listing Rule 5605 of the Nasdaq Stock Market LLC for purposes of serving on the Board. Pursuant to the Company’s Non-Employee Director Compensation Program (the “Director Compensation Program”), upon his appointment to the Board, Dr. Parsey will automatically be granted an option to purchase shares of the Company’s common stock (the “Option”) with a grant date fair value of approximately $225,000 and restricted stock units (the “RSUs”) with a grant date fair value of approximately $225,000. The shares subject to Dr. Parsey’s Option will have a per share exercise price equal to the last reporting sale price reported by the Nasdaq Stock Market on the date of grant, and the Option will vest over three years in substantially equal installments on each monthly anniversary of the grant date for so long as Dr. Parsey remains on the Board through each such vesting date. The RSUs will vest over three years in substantially equal installments on each of the Company’s designated quarterly RSU vest dates following the date of grant. In addition, Dr. Parsey will be entitled to receive annual cash retainers in the amount of $50,000 per year for his service on the Board and $5,000 per year for his service on the Nominating and Governance Committee and any other compensation provided pursuant to the Director Compensation Program.
The Company intends to enter into its standard form of indemnification agreement with Dr. Parsey.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2025	ARDELYX, INC.

	By:	/s/ Justin A. Renz
Justin A. Renz
Chief Financial and Operations Officer